UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2024

FREYR Battery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6&8 East Court Square, Suite 300,
Newnan, Georgia 30263

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 632-3112

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Birger K. Steen’s Departure as Chief Executive Officer and as a Director
On June 6, 2024, FREYR Battery, Inc., a Delaware corporation (the “Company” or “FREYR”), announced that Birger K. Steen, the Company’s Chief Executive Officer (“CEO”), would be leaving the Company effective as of June 6, 2024, and that he will not stand for re-election as a member of the Company’s Board of Directors (the “Board”) at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Steen’s departure is not related to any disagreements with the Company on any matter relating to its operations, policies, practices (financial or otherwise) or any issues regarding financial disclosures, accounting, or legal matters. In connection with Mr. Steen’s departure, FREYR Battery Norway AS, a wholly-owned subsidiary of the Company, has entered into a Separation and Release Agreement (the “CEO Separation Agreement”) with Mr. Steen, pursuant to which Mr. Steen will be entitled to receive a lump sum cash payment equal to 12 months base salary, less any applicable withholding and authorized deductions, subject to his execution of a release of claims.
The foregoing description of the CEO Separation Agreement does not purport to be complete, and is qualified in its entirety by reference to the CEO Separation Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.
Appointment of New Chief Executive Officer
In connection with Mr. Steen’s departure, on June 6, 2024, the Board appointed Tom Einar Jensen as its CEO, effective immediately. Mr. Jensen is currently a member of the Board and will continue to hold this position until the Company’s 2025 annual meeting of stockholders and at such time as his successor is duly elected and qualified or until his earlier resignation or removal. Additionally, in connection with Mr. Jensen’s appointment as the Company’s CEO, effective June 6, 2024, Mr. Jensen resigned from his current position as Executive Chair of the Board, and the Board has appointed Daniel Barcelo as Chair of the Board, effective on the same day.
Tom Einar Jensen, 53, has served as Executive Chair of FREYR since August 2023 and director since May 2023. He previously served as CEO of FREYR from July 2021 to August 2023. Mr. Jensen was a co-founder of FREYR AS (“FREYR Legacy”) and served as FREYR Legacy’s CEO from October 2018. Prior to and concurrently with FREYR Legacy, Mr. Jensen has served as co-founder and Partner of EDGE Global LLC since September 2017. Prior to EDGE Global LLC and FREYR Legacy, Mr. Jensen served in multiple positions, most recently as Partner and Senior Advisor, at SYSTEMIQ Ltd. from April 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Jensen was Executive Vice President Head at Joule Unlimited Technologies, Inc. (“Joule Unlimited”) from April 2014 to March 2016. Prior to Joule Unlimited, Mr. Jensen was CEO at Agrinos AS from September 2009 to September 2013. Prior to Agrinos AS, Mr. Jensen held various positions in finance, strategy, and business development at Norsk Hydro. Mr. Jensen holds a M.Sc. in Finance and Economics from the Norwegian School of Economics.
The Company and Mr. Jensen are still finalizing the terms of his compensation for his new role as CEO of the Company and such arrangements will be separately announced when finalized. The Company expects that Mr. Jensen’s compensation will be in line with the departing CEO’s compensation terms.
As previously disclosed in the Company’s SEC filings, on August 10, 2023, the Company entered into a consultancy agreement with Mr. Jensen (the “Jensen Consultancy Agreement”) related to the provision of transitional and other services by Mr. Jensen. The Jensen Consultancy Agreement provides for payment of $30,000 per month, the grant of 250,000 non-qualified stock options to purchase shares of common stock of the Company with a market condition related to the Company’s stock price. In connection with Mr. Jensen’s appointment as the Company’s CEO, the Jensen Consultancy Agreement will be terminated.
As FREYR’s CEO, Mr. Jensen will not be considered independent under the New York Stock Exchange’s listing standards and applicable federal and state securities laws. There are no family relationships between Mr. Jensen and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Jensen has a material interest subject to disclosure under Item 404(a) of Regulation S-K, except for the Jensen Consultancy Agreement described herein, which will be terminated in connection with Mr. Jensen’s appointment as the Company’s CEO. There are no arrangements or understandings between Mr. Jensen and any other persons pursuant to which he was selected as an officer.
Transition of Role of Group Chief Financial Officer
On May 31, 2024, Oscar K. Brown notified the Board of his intention to leave his role as the Company’s Chief Financial Officer (“CFO”), effective June 13, 2024.
In connection with Mr. Brown’s departure, FREYR, FREYR Battery US Holding, Inc. (a subsidiary of FREYR), and Mr. Brown entered into a Separation Agreement on June 5, 2024 (the “CFO Separation Agreement”). Pursuant to the CFO Separation Agreement, the employment relationship between the Company and Mr. Brown will terminate on June 21, 2024 (the “Termination Date”). Mr. Brown will, in addition to the base salary up until the Termination Date, receive a lump sum payment equivalent to one month’s base salary calculated to equal $50,000, less any applicable withholding and authorized deductions. Mr. Brown will not be entitled to any cash bonus for 2024. Any stock options awarded to Mr. Brown that have vested as of the Termination Date must be exercised within three months of the Termination Date. Mr. Brown’s granted but unvested equity awards will be forfeited on the Termination Date. Furthermore, the CFO Separation Agreement includes a customary release of claims.
The foregoing description of the CFO Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the CFO Separation Agreement, which is attached to this Current Report as Exhibit 10.2 and incorporated herein by reference.
Appointment of Chief Financial Officer
On June 5, 2024, in connection with Mr. Brown’s departure, the Board appointed Evan Calio as CFO of the Company, who is expected to commence employment on June 13, 2024 (the “Start Date”).
Evan Calio, 57, has served as a Managing Director within Energy and Infrastructure Investment Banking at BTIG, LLC (“BTIG”). Prior to BTIG, he spent 14 years at Morgan Stanley, most recently as a Managing Director within Equity Research, covering U.S. exploration and production companies, refiners, and integrated oils. Mr. Calio was ranked by Institutional Investor’s Annual All-America Research Survey in 2012, 2013, 2014, and 2016. Earlier in his career, he held a role within the Energy Investment Banking division at Morgan Stanley and the Energy Proprietary Trading business at JP Morgan. Mr. Calio began his career as a Special Counsel for the U.S. Securities and Exchange Commission. He earned a BS from Lehigh University, a JD from Widener University School of Law, and an LLM from Georgetown University Law Center.
In connection with Mr. Calio’s appointment as CFO, Mr. Calio entered into an employment agreement with FREYR Battery US Holding, Inc., dated June 3, 2024 (the “CFO Employment Agreement”). The CFO Employment Agreement provides that, during his employment, Mr. Calio will be eligible to receive an annual base salary of $600,000, a target annual cash bonus equal to 100% of Mr. Calio’s base salary, equity awards (as described below), and customary paid vacation and health benefits.
Subject to the approval of the Board, Mr. Calio will receive a one‑time award of restricted stock units (“RSUs”) with respect to a number of shares of common stock of the Company (the “Sign-On RSUs”). The number of Sign-On RSUs to be awarded will be equal to a nominal value of $3.0 million divided by the volume weighted average price of the common stock of the Company for a 15 trading day period ending on the Start Date. The Sign-On RSUs will be subject to the terms of the Company’s 2021 Equity Incentive Plan, as amended (the “Equity Plan”), and any applicable award agreement issued thereunder. The Sign-On RSUs will vest in three equal tranches over a period of three years from the grant date, subject to Mr. Calio’s continued active employment with the Company on the applicable vesting date.
Mr. Calio is also eligible to receive annual options granted under the Equity Plan. Subject to Board approval, Mr. Calio will receive an award of 300,000 options to purchase shares of common stock of the Company (the “LTIP Options”), to be granted for 2024, 2025, and 2026, in each case, subject to the Mr. Calio’s continued employment on the date of grant. The LTIP Options will vest in three equal tranches over a period of three years from the grant date and once vested will remain exercisable for a term not to exceed five years from the grant date under the Equity Plan, subject in each case to Mr. Calio’s continued active employment with the Company. Subject to Board approval, Mr. Calio will also receive RSUs with respect to a number of shares of common stock of the Company with a fair market value at the time of the grant equal to $600,000 per year (the “LTIP RSUs”) issued pursuant to the Equity Plan, with respect to 2024, 2025, and 2026, in each case, subject to the Mr. Calio’s continued active employment on the date of grant. The LTIP RSUs shall vest in three equal tranches over a period of three years from the grant date, subject to Mr. Calio’s continued active employment with the Company on the applicable vesting date.
In the event Mr. Calio’s employment is terminated by FREYR Battery US Holding, Inc. without cause or by Mr. Calio for good reason (a “Qualifying Termination”), then Mr. Calio will be entitled to receive severance of one year base salary and reimbursement for the full cost of premiums under COBRA for a period of six months following the date of termination. Furthermore, if, during the twelve months immediately following a change in control, Mr. Calio experiences a Qualifying Termination, then Mr. Calio would be entitled to full vesting of all outstanding equity awards held by Mr. Calio.
There are no family relationships between Mr. Calio and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Calio has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Calio and any other persons pursuant to which he was selected as an officer.
The foregoing description of the CFO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the CFO Employment Agreement filed as Exhibit 10.3 hereto and incorporated by reference herein.
Item 7.01. Regulation FD Disclosure
A copy of the press release announcing this leadership transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement between FREYR Battery Norway AS and Birger K. Steen.
10.2	Separation Agreement by and among FREYR Battery, Inc., FREYR Battery US Holding, Inc., and Oscar K. Brown.
10.3	Employment Agreement between FREYR Battery US Holding, Inc. and Evan Calio.
99.1	Press Release of FREYR Battery, Inc. issued June 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR BATTERY, INC.

Date: June 6, 2024	By:	/s/ Are L. Brautaset
	Name:	Are L. Brautaset
	Title:	Chief Legal Officer

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